Exhibit 4(12)


                          FIRST SUPPLEMENTAL INDENTURE

                             CONGOLEUM CORPORATION,

                                     Issuer,

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                  (as successor to First Union National Bank),

                                   as Trustee



                   ------------------------------------------
                          First Supplemental Indenture

                           Dated as of March 28, 2003

                   to the Indenture dated as of August 3, 1998

                   ------------------------------------------

                                  $100,000,000


                          8 5/8% Senior Notes Due 2008
                   ------------------------------------------
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            FIRST SUPPLEMENTAL INDENTURE, dated as of March 28, 2003, between
Congoleum Corporation, a Delaware corporation (the "Issuer"), and Wachovia Bank, National Association (as successor to First Union National Bank), as Trustee (the "Trustee"), under the Indenture dated as of August 3, 1998 (the "Indenture"), as supplemented by this First Supplemental Indenture being supplemental thereto.

                             RECITALS OF THE ISSUER

            The Indenture was authorized, executed and delivered by the issuer to provide for the issuance by the Issuer of the Issuer's 8 5/8% Senior Notes Due 2008 (the "Notes").

            The Issuer has duly authorized the execution and delivery of this First Supplemental Indenture to amend the Indenture as set forth herein pursuant to Article VIII of the Indenture, and all acts necessary to make this First Supplemental Indenture a valid agreement of the Issuer have been performed.

            In accordance with Articles VII and VIII of the Indenture, the Issuer issued Solicitations of Consents to Amend Certain Provisions of the Indenture, each dated March 17, 2003, and obtained the consent of Holders (as defined in the Indenture) of not less than a majority in aggregate principal amount of the outstanding Notes to amend the Indenture as set forth herein.

            NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises, it is mutually agreed, for the benefit of each other and for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                             AMENDMENT OF INDENTURE

            1.1 Definitions; Rules of Construction.

            Terms defined in the Indenture and used without other definition herein have the respective meanings ascribed to them in the Indenture. The rules of construction set forth in the Indenture likewise govern this First Supplemental Indenture.

            1.2 Amendments to Section 1.1 of the Indenture. Section 1.1 of the Indenture is hereby amended by:

      (1) adding the following new defined term to read as follows:

            "'Asbestos Insurance Policies' means the insurance policies pursuant to which the Issuer or any of its Affiliates is a named insured and which policies provide coverage for asbestos-related matters, including without limitation, claims, assertions or allegations of asbestos-related personal injuries, wrongful deaths or property damage claims.";

      (2) adding the following new defined term to read as follows:

            "'Asbestos Proceedings' means all actions, suits, investigations, litigation, proceedings or claims pending or threatened by any Person against the Issuer or any of its Affiliates for asbestos-related matters, including without limitation, claims, assertions or allegations of asbestos-related personal injuries, wrongful deaths or property damage claims.";

      (3) adding the following new defined term to read as follows:

            "'Asbestos Settlements' means all agreements, arrangements and understandings currently in effect, proposed, made or agreed to in respect of the Issuer or any of its Affiliates for the
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      purpose of resolving, restructuring, determining, settling, paying, funding, discharging, indemnifying for, or compromising, present or future liabilities or claims arising from or constituting Asbestos Proceedings, including without limitation any settlement agreements, settlement trusts and plans of reorganization under chapter 11 of the Bankruptcy Code for the Issuer or its Affiliates.";

      (4) removing the word "and" appearing immediately before clause (iii) in the parenthetical appearing toward the end of the definition of "Asset Sale" and adding a new clause (iv) immediately before the end of that parenthetical to read as follows:

            ", and (iv) any assignment of or grant of a security interest in certain rights in and proceeds of Asbestos Insurance Policies by the Issuer and/or any of its Affiliates pursuant to a Proposed Transaction";

      (5) adding the following new defined term to read as follows:

            "Bankruptcy Code' means the United States Bankruptcy Code of 1978, as amended.";

      (6) adding language immediately prior to the comma appearing at the end of clause (a) appearing in the definition of "Change of Control" to read as follows:

            "; provided, however, that notwithstanding anything herein to the contrary, any assignment, transfer or pledge of any securities of the Issuer pursuant to, in connection with or as a result of a Proposed Transaction shall not constitute or give rise to a Change of Control under this clause (a)";

      (7) adding the following new defined term to read as follows:

            "'Chapter 11 Case' means a case commenced by the Issuer and/or any of its Affiliates under chapter 11 of the Bankruptcy Code.";

      (8) removing the word "and" appearing immediately before clause (e) in the definition of "Permitted Investments" and adding new clauses (f) and (g) immediately before the end of that definition to read as follows:

            "; (f) any assignment of or grant of a security interest in certain rights in and proceeds of Asbestos Insurance Policies by the Issuer and/or any of its Affiliates pursuant to a Proposed Transaction; and (g) the issuance to the Plan Trust of any promissory note by the Issuer (whether as sole or joint obligor thereunder) or guarantee by the Issuer of any promissory note issued pursuant to a Proposed Transaction, which promissory note or guarantee shall be consistent with clause (iii)(d) of the definition of a Proposed Transaction";

      (9) removing the word "and" appearing immediately before clause (o) in the definition of "Permitted Liens" and adding a new clause (p) immediately before the end of that definition to read as follows:

            "; and (p) any Liens created or incurred as a result of any assignment of or grant of a security interest in certain rights in and proceeds of Asbestos Insurance Policies by the Issuer and/or any of its Affiliates pursuant to a Proposed Transaction";

      (10) adding the following new defined term to read as follows:

            "'Plan Trust' means a trust established by the Issuer and/or any of its Affiliates pursuant to sections 105(a) or 524(g) of the Bankruptcy Code upon consummation of a confirmed plan of reorganization in the Chapter 11 Case to assume present and future liabilities of the Issuer and its


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

      Affiliates arising from or relating to Asbestos Proceedings, including without limitation, all obligations owed by the Prepetition Trust(s).";

      (11) adding the following new defined term to read as follows:

            "'Prepetition Trust(s)' means a trust or trusts established by the Issuer and/or any of its Affiliates to assume certain liabilities of the Issuer and its Affiliates pursuant to, arising from, in connection with, related to or in contemplation of Asbestos Proceedings, to be funded solely by an assignment of or grant of a security interest in the Prepetition Trust Assets by the Issuer and/or any of its Affiliates, which Prepetition Trust Assets shall be distributed or payable solely as follows: (i) for payment of the expenses and costs of administration of any Prepetition Trust, (ii) to holders of claims arising from or relating to Asbestos Proceedings, their counsel or other representatives, (iii) to the Plan Trust, or (iv) if the Plan Trust were not established, the Prepetition Trust Assets shall revert and be paid to the respective grantor of the assignment of or security interest in such Prepetition Trust Assets."; and

      (12) adding the following new defined term to read as follows:

            "'Prepetition Trust Assets' means certain rights in and proceeds of Asbestos Insurance Policies of the Issuer and/or any of its Affiliates."; and

      (13) adding the following new defined term to read as follows:

            "'Proposed Transaction' means any of the following actions, agreements, arrangements and understandings intended to achieve Asbestos Settlements pursuant to, arising from, in connection with, related to or in contemplation of a Chapter 11 Case: (i) establishment and funding by the Issuer and/or any of its Affiliates of any Prepetition Trust; (ii) establishment by the Issuer and/or any of its Affiliates of the Plan Trust; and (iii) funding of the Plan Trust with (a) the Prepetition Trust Assets, (b) an assignment of or grant of a security interest in Certain rights in and proceeds of Asbestos Insurance Policies by the Issuer and/or any of its Affiliates, (c) an assignment or transfer (whether as an outright assignment or transfer or only upon the occurrence of a specified event) or pledge of common stock of the Issuer constituting a majority of the common stock of the Issuer, and/or (d) a promissory note to be issued (whether as sole or joint obligor thereunder) by the Issuer and/or any Affiliate of the Issuer or guaranteed by the Issuer pursuant to which (x) any payments to be paid or payable by the Issuer (whether in the form of principal, interest or otherwise) thereunder or with regard thereto shall not exceed $1 million in the aggregate and (y) the right of payment shall be subordinated to the Securities."

            1.3   Amendment to Section 3.5(b) of the Indenture.

            Section 3.5(b) of the Indenture is hereby amended by:

      (1)   removing the word "and" appearing at the end of clause (xi);

      (2) removing the period at the end of clause (xii) and inserting "; and"; and

      (3)   adding a new clause (xiii) to read as follows:

            "(xiii) Indebtedness as a result of a Proposed Transaction."

            1.4   Amendment to Section 3.10(b) of the Indenture.

            Section 3.10(b) of the Indenture is hereby amended by:

      (1) removing the word "and" appearing immediately before clause (iii) in said section;


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

      (2) inserting a comma after the reference to Section 3.6 appearing at the end of clause (ii) of said section; and

      (3) adding a new clause (iv) immediately before the end of said section to read as follows:

            "and (iv) a Proposed Transaction"

            1.5   Amendment to Section 3.13 of the Indenture.

            Section 3.13 of the Indenture is hereby amended by adding a sentence at the end of the second paragraph of said section to read as follows:

            "The foregoing restrictions and obligations shall not apply to any assignment of or grant of a security interest in certain rights in and proceeds of Asbestos Insurance Policies pursuant to a Proposed Transaction, and any such assignment or grant shall not be violative thereof.

            1.6   Amendment to Section 5.1(g) of the Indenture.

            Section 5.1(g) of the Indenture is hereby amended by adding a proviso immediately after the word "creditors" appearing at the end of said section to read as follows:

            "; provided, however, that any assignment of or grant of a security interest in certain rights in and proceeds of Asbestos Insurance Policies pursuant to a Proposed Transaction shall not constitute or give rise to an Event of Default under this Section 5.1(g)"

            1.7   Amendment to Section 9.1 of the Indenture.

            Section 9.1 of the Indenture is hereby amended by adding a new paragraph at the end of said section to read as follows:

            "The foregoing restrictions and obligations shall not apply to any assignment of or grant of a security interest in certain rights in and proceeds of Asbestos Insurance Policies pursuant to a Proposed Transaction, and any such assignment or grant shall not be violative thereof."

            1.8   Effectiveness of Amendments.

            Upon execution and delivery by the Issuer and the Trustee of this First Supplemental Indenture, this First Supplemental Indenture shall immediately become effective.

                                   ARTICLE TWO

                                  MISCELLANEOUS

            2.1   Severability.

            In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            2.2   Governing Law.

            THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.


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

            2.3   Ratification.

            This First Supplemental Indenture is a supplement to the Indenture. As supplemented by this First Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed and the Indenture and this First Supplemental Indenture shall together constitute one and the same instrument.

            2.4   Interpretation.

            This First Supplemental Indenture confirms that the assignment of certain rights in and proceeds of insurance policies in which the Issuer or any of its Affiliates is a named insured by the Issuer or any of its Affiliates in satisfaction or settlement of any claims made or judgments rendered against them is within their ordinary course of business and would not violate the terms of the Indenture.

            2.5   Counterpart Originals.

            The parties may sign separate copies of this First Supplemental Indenture. Each signed copy shall be an original, but both of them together represent the same agreement.

            2.6   The Trustee.

            The Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the Recitals contained herein, all of which are made solely by the Issuer.


                           [Signature Page To Follow]


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

            IN WITNESS WHEREOF, CONGOLEUM CORPORATION has caused this First Supplemental Indenture to be signed in its corporate name and acknowledged by one of its duly authorized officers; and WACHOVIA BANK, NATIONAL ASSOCIATION (as successor to First Union National Bank), as Trustee, has caused this First Supplemental Indenture to be signed and acknowledged by one of its duly authorized signatories, and its seal to be affixed hereunto or impressed hereon, duly attested, as of the day and year first set forth above.


                                    CONGOLEUM CORPORATION


                                    By: /s/ Howard N. Feist
                                        -------------------------------
                                    Name: Howard N. Feist
                                    Title: CFO


Attest:

/s/ Shirley A. LeBlanc
-----------------------------


                                    WACHOVIA BANK, NATIONAL ASSOCIATION
                                    (as successor to First Union National Bank), as Trustee


                                    By:
                                        -------------------------------
                                    Name:
                                    Title:

(SEAL)

Attest:


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

            IN WITNESS WHEREOF, CONGOLEUM CORPORATION has caused this First Supplemental Indenture to be signed in its corporate name and acknowledged by one of its duly authorized officers; and WACHOVIA BANK, NATIONAL ASSOCIATION (as successor to First Union National Bank), as Trustee, has caused this First Supplemental Indenture to be signed and acknowledged by one of its duly authorized signatories, and its seal to be affixed hereunto or impressed hereon, duly attested, as of the day and year first set forth above.


                              CONGOLEUM CORPORATION


                                    By:
                                        -------------------------------
                                    Name:
                                    Title:


Attest:


-----------------------------


                                    WACHOVIA BANK, NATIONAL ASSOCIATION
                                    (as successor to First Union National Bank), as Trustee


                                    By: /s/ Robert L. Bice II
                                        --------------------------------
                                    Name: Robert L. Bice II
                                    Title: Vice President

(SEAL)

Attest:

[SIGNATURE ILLEGIBLE]
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